Contact:

Hillard C. Gardner
Senior Vice President
and Chief Financial Officer
615/849-3313

CAVALRY BANCORP, INC. REPORTS RECORD GROWTH
Assets grow to $632 million and net income up 45 percent from last year

Murfreesboro, Tennessee—October 18, 2005—Cavalry Bancorp, Inc. (the “Company”) (Nasdaq NMS: CAVB) announced today third quarter and year-to-date consolidated earnings for its wholly-owned subsidiary Cavalry Banking (“Bank”) and the Company.

THIRD QUARTER 2005 HIGHLIGHTS:
•	Net income of $2.15 million, up 45.3 percent from the prior year’s $1.48 million and up 15.6 percent from second quarter 2005 net income of $1.86 million.
o	Return on average assets of 1.39 percent for the third quarter compared to 1.10 percent for the same quarter last year
o	Net interest margin of 4.32 percent for the third quarter compared to 4.18 percent for the same quarter last year
•	Strong balance sheet growth:
o	Total assets at September 30, 2005 of $632.0 million representing growth of $27.4 million during the third quarter of 2005.
o	Loans at September 30, 2005 of $476.4 million representing growth of $26.5 million during the third quarter of 2005.
o	Deposits at September 30, 2005 of $564.1 million representing growth of $24.9 million during the third quarter of 2005.
•	Superior credit quality:
o	Net charge-offs to average loans of 0.01 percent for the third quarter of 2005.
o	Nonperforming loans of 0.22 percent of total loans and other real estate.

Ed Loughry, Cavalry’s Chairman and Chief Executive Officer said, “In 2004, we made several strategic decisions to enhance the long-term profitability of this Company. One was an intense focus by our sales teams on attracting and maintaining transaction-based deposit accounts and another was the acceleration of the repayment of our leveraged Employee Stock Ownership Plan (“ESOP”). As a result of those and other decisions, we have transformed the profitability performance of this firm for 2005 and beyond.”

Net income increased from $1.48 million or $0.22 per share diluted for the quarter ended September 30, 2004 to $2.15 million or $0.29 per share diluted for the quarter ended September 30, 2005. Annualized return on average assets increased from 1.10 percent for the quarter ended September 30, 2004 to 1.39 percent for the quarter ended September 30, 2005. Annualized return on average shareholders’ equity increased from 10.51 percent for the quarter ended September 30, 2004 to 14.65 percent for the quarter ended September 30, 2005.

“One of the strengths of this Company has been our ability to expand our net interest margin at the same time we are experiencing significant growth in our assets,” said Bill Jones, Executive Vice President and Chief Administrative Officer.

Net income increased from $3.7 million or $0.55 per share diluted for the nine months ended September 30, 2004 to $6.2 million or $0.85 per share diluted for the nine months ended September 30, 2005. Annualized return on average assets increased from 0.95 percent for the nine months ended September 30, 2004 to 1.42 percent for the nine months ended September 30, 2005. Annualized return on average shareholders’ equity increased from 8.82 percent for the nine months ended September 30, 2004 to 14.77 percent for the nine months ended September 30, 2005.

Earnings for the nine months ended September 30, 2005 include a tax benefit of $427,000. This tax benefit resulted from the distribution of cash dividends to the participants of the ESOP.

Total assets of the Company increased from $578.7 million at December 31, 2004 to $632.0 million at September 30, 2005. Net loans receivable increased from $430.5 million at December 31, 2004 to $476.4 million at September 30, 2005. Deposits increased from $506.5 million at December 31, 2004 to $564.1 million at September 30, 2005.

Total assets of the Company increased 14.51 percent from $551.9 million at September 30, 2004 to $632.0 million at September 30, 2005. Net loans receivable increased 15.13 percent from $413.8 million at September 30, 2004 to $476.4 million at September 30, 2005. Deposits increased 16.00 percent from $486.3 million at September 30, 2004 to $564.1 million at September 30, 2005.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Certain of these statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements, including the uncertainties inherent in the process of auditing and making end-of-year adjustments to a corporation’s financial statements. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Additional Information and Where to Find It

This communication is not a solicitation of a proxy from any security holder of Pinnacle Financial Partners, Inc. (“Pinnacle”) or Cavalry Bancorp, Inc. (“Cavalry”). Pinnacle has filed a registration statement on Form S-4 with the Securities and Exchange Commission (“SEC”) in connection with the proposed merger of Pinnacle and Cavalry. The Form S-4 contains a joint proxy statement/prospectus and other documents for the shareholders’ meeting of Pinnacle and Cavalry at which time the proposed merger will be considered. The Form S-4 and joint proxy statement/prospectus contain important information about Pinnacle, Cavalry, the merger and related matters.

INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND THE PRELIMINARY COPY OF THE JOINT PROXY STATEMENT/PROSPECTUS INCLUDED THEREIN WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PINNACLE, CAVALRY AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Cavalry Bancorp, Inc., 114 West College Street, P.O. Box 188, Murfreesboro, TN 37133, Attention: Investor Relations (615) 849-3313.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Participants in the Solicitation

The directors and executive officers of Pinnacle and Cavalry may be deemed to be participants in the solicitation of proxies with respect to the proposed merger. Information about Pinnacle’s directors and executive officers is contained in the proxy statement filed by Pinnacle with the SEC on March 14, 2005, which is available on Pinnacle’s web site (www.pnfp.com) and at the address provided above. Information about Cavalry’s directors and executive officers is contained in the proxy statement filed by Cavalry with the SEC on March 18, 2005, which is available at Cavalry’s website (www.cavb.com) and at the address provided above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests by security holding or otherwise, will be contained in the joint proxy statement/prospectus and other relevant material to be filed with the SEC when they become available.

Investors and security holders may obtain free copies of these documents once they are available through the website maintained by the SEC at http://www.sec.gov. Free copies of the joint proxy statement/prospectus also may be obtained by directing a request by telephone or mail to Pinnacle Financial Partners Inc., 211 Commerce Street, Suite 300, Nashville, TN 37201, Attention: Investor Relations (615) 744-3710 or Cavalry Bancorp, 114 West College Street, P.O. Box 188, Murfreesboro, TN 37133, Attention: Investor Relations (615) 849-3313. This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

[Selected financial data follows]

Cavalry Bancorp, Inc.
Consolidated Balance Sheets
(Unaudited)
(In thousands, except per share data)

	September 30,	December 31,
Assets	2005	2004

Cash and cash equivalents	$67,458	$63,135
Time deposits with Federal Home Loan Bank	4,000	-
Investment securities available-for-sale, at fair value	42,934	42,183
Loans held for sale, at estimated fair value	1,067	2,501
Loans receivable, net of allowances for loan losses of $4,955 at September 30, 2005 and $4,863 at December 31, 2004	476,354	430,526
Accrued interest receivable	2,448	1,985
Office properties and equipment, net	17,202	17,607
Required investments in stock of the Federal Home Loan Bank and Federal Reserve Bank, at cost	3,317	3,125
Foreclosed assets	119	16
Bank owned life insurance	11,933	11,604
Goodwill	1,772	1,772
Other assets	3,402	4,216
Total assets	632,006	578,670

Liabilities

Deposits:
Non-interest-bearing	$112,360	$81,719
Interest-bearing	451,695	424,815
	564,055	506,534
Advances from Federal Home Loan Bank of Cincinnati	2,794	2,835
Dividends payable	577	11,332
Accrued expenses and other liabilities	6,416	4,136
Total liabilities	573,842	524,837

Shareholders' Equity

Preferred Stock, no par value Authorized - 250,000 shares; none issued or outstanding at September 30, 2005 and December 31, 2004	-	-
Common Stock, no par value Authorized - 49,750,000 shares; issued and outstanding 7,217,565 at September 30, 2005, and December 31, 2004	19,354	19,354
Retained earnings	39,259	34,598
Accumulated other comprehensive loss, net of tax	(449)	(119)

Total shareholders' equity	58,164	53,833

Total Liabilities and Shareholders' Equity	632,006	578,670

Cavalry Bancorp, Inc.
Consolidated Statements of Operations
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

Interest income:

Loans	$7,711	$5,994	$21,081	$16,839
Investment securities:
Taxable	308	332	916	979
Non-taxable	33	36	83	74
Other	552	120	1,335	261

Total interest income	8,604	6,482	23,415	18,153

Interest expense - deposits	2,463	1,367	6,386	3,880
Interest expense - borrowings	24	24	71	73

Total interest expense	2,487	1,391	6,457	3,953

Net interest income	6,117	5,091	16,958	14,200

Provision for loan losses	101	176	211	352

Net interest income after provision for loan losses	6,016	4,915	16,747	13,848

Non-interest income:

Servicing income	61	47	165	140
Gain on sale of loans, net	320	879	984	2,281
Deposit servicing fees and charges	1,499	1,457	4,285	3,992
Trust service fees	258	266	819	832
Commissions and other non-banking fees	739	649	2,105	1,899
Other operating income	242	221	800	754

Total non-interest income	3,119	3,519	9,158	9,898

Non-interest expenses:

Salaries and employee benefits	3,267	3,603	9,666	10,834
Occupancy expense	322	329	919	984
Supplies, communications, and other office expenses	221	223	695	706
Advertising expense	70	87	289	404
Professional fees	197	257	531	656
Equipment and service bureau expense	930	890	2,767	2,557
Loss on sale of investment securities, net	-	81	-	3
Other operating expense	522	491	1,503	1,464

Total non-interest expense	5,529	5,961	16,370	17,608
Income before income tax expense	3,606	2,473	9,535	6,138

Income tax expense	1,461	994	3,286	2,475

Net income	$2,145	$1,479	$6,249	$3,663

Basic Earnings Per Share	$0.30	$0.23	$0.87	$0.57

Diluted Earnings Per Share	$0.29	$0.22	$0.85	$0.55

Weighted average shares outstanding - Basic	7,217,565	6,441,148	7,217,565	6,463,810

Weighted average shares outstanding - Diluted	7,328,799	6,675,920	7,327,831	6,700,546

Cavalry Bancorp, Inc.
Consolidated Financial Highlights
(unaudited)
(dollars in thousands)

	September 30,	December 31,
	2005	2004	% Change

FINANCIAL CONDITION DATA:

Total assets	$632,006	578,670	9.22%
Loans receivable, net	476,354	430,526	10.64%
Loans held-for-sale	1,067	2,501	-57.34%
Investment securities available-for-sale	42,934	42,183	1.78%
Cash and cash equivalents	67,458	63,135	6.85%
Deposits	564,055	506,534	11.36%
Advances from Federal Home Loan Bank	2,794	2,835	-1.45%
Shareholders' Equity	58,164	53,833	8.05%

	For the quarters ending			For the nine months ending
	September 30,			September 30,
	2005	2004	% Change	2005	2004	% Change

OPERATING DATA:

Interest income	$8,604	6,482	32.74%	$23,415	18,153	28.99%
Interest expense	2,487	1,391	78.79%	6,457	3,953	63.34%

Net interest income	6,117	5,091	20.15%	16,958	14,200	19.42%
Provision for loan losses	101	176	-42.61%	211	352	-40.06%

Net interest income after provision for loan losses	6,016	4,915	22.40%	16,747	13,848	20.93%

Gains from sale of loans	320	879	-63.59%	984	2,281	-56.86%
Other income	2,799	2,640	6.02%	8,174	7,617	7.31%
Other expenses	5,529	5,961	-7.25%	16,370	17,608	-7.03%

Income before income taxes	3,606	2,473	45.81%	9,535	6,138	55.34%
Income tax expense	1,461	994	46.98%	3,286	2,475	32.77%

Net income	$2,145	1,479	45.03%	$6,249	3,663	70.60%

	For the quarters ending		For the nine months ending
	September 30,		September 30,
	2005	2004	2005	2004

KEY FINANCIAL RATIOS

Performance Ratios:
Return on average assets	1.39%	1.10%	1.42%	0.95%
Return on average shareholders' equity	14.65%	10.51%	14.77%	8.82%
Interest rate spread (tax equivalent basis)	3.87%	3.89%	3.83%	3.84%
Net interest margin (tax equivalent basis)	4.32%	4.18%	4.22%	4.09%
Average interest-earning assets to average interest-bearing liabilities	126.07%	125.35%	124.07%	121.43%
Non-interest expense as a percent of average total assets	3.58%	4.39%	3.71%	4.55%
Efficiency ratio	59.86%	68.94%	62.68%	73.06%

Asset Quality Ratios:
Nonaccrual and 90 days or more past due loans as a
percent of total loans, net	0.22%	0.29%
Nonperforming assets as a percent of total assets	0.19%	0.22%
Allowance for loan losses as a percent of total loans receivable	1.04%	1.14%
Net charge-offs to average outstanding loans	0.01%	0.01%	0.03%	0.04%

	For the nine months ending	Diluted EPS
	September 30, 2005	Impact
Reconcilation of Net Income to Net Income as Adjusted:

Net income	$6,249	$0.85

Adjustment:

Tax benefit of ESOP dividend paid to participants	(427)	(0.06)

Total adjustment	(427)	(0.06)

Net income as adjusted	$5,822	$0.79